GuideStone Funds
Medium Duration Bond Fund (604094) (the "Fund")

CUSIP: 90261AAB8
Quarterly Report from Adviser for the Quarter Ending 09/30/2012


PROCEDURES PURSUANT TO RULE 10f-3*

(1)Name of Underwriters


(GS) GOLDMAN, SACHS &
CO.
CITIGROUP GLOBAL
MARKETS INC.
J.P. MORGAN SECURITIES
LLC
MERRILL LYNCH, PIERCE,
FENNER  SMITH
INCORPORATED
MORGAN STANLEY & CO.
LLC
RBS SECURITIES INC.
UBS SECURITIES LLC
WELLS FARGO
SECURITIES, LLC





(2)Name of Issuer

UBS AG STAMFORD CT





(3)Title of Security

UBS AG-STAMFORD
CONNECTICUT BRA 7.625%
17 AUG 2022





(4)Date of Prospectus or
First Offering

08/10/12



(5)Amount of Total Offering

($)2,000,000,000
(6)Unit Price

100.00





(7)Underwriting Spread or
Commission

1.5000





(8)Rating

SP:BBB-/ MD:NR/
FT:BBB-





(9)Maturity Date

08/17/22





(10)Current Yield

7.625%





(11)Yield to Maturity

7.625%





(12)Subordination Features

Subordinated

*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which is Goldman,Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of Goldman Sachs Trust

**The amount of the total offering for equity transactions is shown in shares; the amount of the total offering for debt transactions is shown in dollars.



PROCEDURES PURSUANT TO RULE 10f-3 - Continued





(13)Nature of Political
Entity, if any,
including, in the case of
revenue bonds, underlying
entity supplying the
revenue

N/A

(14)Total Par Value of Bonds
Purchased***

250,000.00





(15)Dollar Amount of
Purchases ($)

$250,000.00





(16)Number of Shares
Purchased

250,000.00


(17)Years of Continuous
Operation (excluding municipal
securities; see (25)(d)
below)

At least three
years of
operation





(18)% of Offering Purchased
by Fund

0.0125%



(19)% of Offering Purchased
by all other GSAM-managed
Portfolios and Accounts

2.7375%



(20)Sum of (18) and (19)****

2.7500%





(21) % of Fund's Total Assets
applied to Purchase

0.1078%





(22) Name(s) of Underwriter(s)
or Dealer(s) from whom Purchased

UBS SECURITIES LLC


(23)Is the Adviser, any
Subadviser or any person
of which the Adviser or
Subadviser is an
"affiliated person", a
Manager or Co-Manager of
the Offering?

Yes ___X____
No________
(24)Were Purchases Designated
as Group Sales or
otherwise allocated to
the Adviser, any
Subadviser or any person
of which the Adviser or
Subadviser is an
"affiliated person"?

Yes_________
No___X_____


(25) Have the following
conditions been
satisfied:



(a)	The securities were
part of an issue registered under the
Securities Act of 1933, as amended,
which is being offered to the
public, or were U.S. government
securities, as defined in Section
2(a)(16) of the Securities Exchange
Act of 1934,  or were municipal
securities as defined in Section
3(a)(29) of the Securities Exchange
Act of 1934 or were securities sold in
an Eligible Foreign Offering or were
securities sold in an Eligible Rule
144A Offering?

Yes___X____
No_________

*** For equity securities, the figure shown represents the number of shares purchased.

**** May not exceed, when added to purchases of other investment companies advised by Goldman Sachs Asset Management,
 L.P. ("GSAM") or Goldman Sachs Asset Management International
("GSAMI"), and any other purchases by other accounts with
 respect to which GSAM or GSAMI has investment discretion if it exercised such investment discretion with respect to the purchase,
 25% of the principal amount of the class of securities being offered, except that in the case of an Eligible Rule 144A Offering this percentage may not exceed 25% of the total of (A) the principal amount of the class of securities being offered that is sold by underwriters or members of the selling syndicate to Qualified Institutional Buyers ("QIBs") plus (B) the principal amount of the class of securities being offered in any concurrent offering.



PROCEDURES PURSUANT TO RULE 10f-3 - Continued




(b)	The securities were purchased prior to
the end of the first day on which any
sales to the public were made, at a
price that was not more than the price
paid by each other purchaser of
securities in that offering or in any
concurrent offering of the securities
(except, in the case of an Eligible
Foreign Offering, for any rights to
purchase required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.

Yes___X___
No_________



(c)	The underwriting was
a firm commitment
underwriting?

Yes___X___
No_________


With respect to any issue
of securities other than Eligible
Municipal Securities, was the
issuer of such securities to be
purchased in continuous operation
for not less than three years,
including the operation of any
predecessors; or with respect to any
issue of  Eligible Municipal
Securities to be purchased, were the
securities sufficiently liquid
that they could to be sold at or near
their carrying value within a reasonably short period of time and either: (i) were subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues from which the issue is to be paid, had been in continuous operation for less than three years (including the operation of any predecessors) the securities were subject to a minimal or low amount of credit risk.




Yes__N/A__
No_________




/s/ Ron Aron
Portfolio
Manager